                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of First Liberty Financial Corp. of our report dated October 30, 1998 relating to the consolidated financial statements appearing in First Liberty Financial Corp.'s Annual Report on Form 10-K for the year ended September 30, 1998 and of our report dated July 14, 1999 relating to the supplemental consolidated financial statements appearing in First Liberty Financial Corp.'s Current Report on Form 8-K filed July 30, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
July 29, 1999